CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Leatherback Long/Short Absolute Return ETF and Leatherback Long/Short Alternative Yield ETF, each a series of Tidal ETF Trust.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 9, 2020